7000 Shoreline Ct., Suite 370
South San Francisco, CA 94080
(650) 588-6404
www.hanabiosciences.com
Investor & Media Contacts:
Remy Bernarda
Director, Investor Relations
investor.relations@hanabiosciences.com
ph. (650) 228-2769
fax (650) 588-2787

HANA BIOSCIENCES APPOINTS ANNE E. HAGEY, M.D., VICE PRESIDENT AND CHIEF MEDICAL OFFICER

South San Francisco, CA (April 24, 2008) - Hana Biosciences (NASDAQ: HNAB), a biopharmaceutical company focused on strengthening the foundation of cancer care, today announced the appointment of Anne E. Hagey, M.D. as Vice President and Chief Medical Officer. Dr. Hagey will be responsible for all aspects of pre-clinical and clinical development for Hana’s portfolio of cancer therapeutic and supportive care candidates, reporting to Steven R. Deitcher, M.D., Hana’s President and Chief Executive Officer.

Dr. Hagey joins Hana after eight years at Abbott Laboratories where she most recently served as the Global Project Head overseeing clinical oncology drug development. In this role, she was responsible for managing the core clinical team as well as coordinating the expanded global project including discovery, toxicology, statistics and regulatory.

“We are excited to welcome Dr. Hagey to our organization. Her extensive experience at Abbott Laboratories in the global clinical development of multiple oncology agents makes her the perfect addition to our already strong team. We look forward to her knowledge and leadership as a member of our management team as we advance multiple programs through clinical trials,” stated Dr. Deitcher.

Before becoming a Global Project Head, Dr. Hagey held various positions at Abbott Laboratories working on drug transition, Phase 1 and Phase 2 oncology programs. This included a fellowship for physicians at Abbott that encompassed all aspects of drug development including discovery, safety and clinical studies. Dr. Hagey has a faculty appointment at the University of Chicago, Department of Pediatrics, section of Hematology-Oncology. She conducted her fellowship at University of California, Los Angeles in the Department of Microbiology and Molecular Genetics and the Department of Pediatric Hematology-Oncology and Bone Marrow Transplant. Dr. Hagey did her residency at Baylor College of Medicine, Texas Children’s Hospital. Dr. Hagey earned a Doctor of Medicine from Loyola University Chicago Stritch School of Medicine and a Bachelor of Sciences degree in Biochemistry from University of Illinois, Urbana-Champaign.

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About Hana Biosciences, Inc.

Hana Biosciences, Inc. (NASDAQ: HNAB) is a South San Francisco, CA-based biopharmaceutical company focused on acquiring, developing, and commercializing innovative products to strengthen the foundation of cancer care. The Company is committed to creating value by accelerating the development of its product candidates, including entering into strategic partnership agreements and expanding its product candidate pipeline by being an alliance partner of choice to universities, research centers and other companies. Additional information on Hana Biosciences can be found at www.hanabiosciences.com.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are often, but not always, made through the use of words or phrases such as ``anticipates,'' ``expects,'' ``plans,'' ``believes,'' ``intends,'' and similar words or phrases. These forward-looking statements include without limitation, statements regarding, the timing progress and anticipated results of the clinical development, regulatory processes, potential clinical trial initiations, potential IND and NDA filings and commercialization efforts of Hana's product candidates. Such statements involve risks and uncertainties that could cause Hana's actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements. Among other things, there can be no assurances that any of Hana's development efforts relating to its other product candidates will be successful, that Hana will be able to obtain regulatory approval of any of its product candidates, and that the results of clinical trials will support Hana's claims or beliefs concerning the effectiveness of its product candidates. Additional risks that may affect such forward-looking statements include Hana's need to raise additional capital to fund its product development programs to completion, Hana's reliance on third-party researchers to develop its product candidates, and its lack of experience in developing and commercializing pharmaceutical products. Additional risks are described in the company's Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission. Hana assumes no obligation to update these statements, except as required by law.